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Exhibit 23.2

Consent of Independent Auditor

        We hereby consent to the inclusion in the proxy statement/prospectus constituting a part of this Registration Statement of our report dated March 15, 2016, relating to the consolidated financial statements of New Windsor Bancorp, Inc. for the year ended December 31, 2015.

        We also consent to the reference to us under the caption "Experts" in the proxy statement/prospectus.

/s/ Stegman & Company

Baltimore, Maryland

March 6, 2017

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  Exhibit 23.2
Consent of Independent Auditor